Exhibit (c)(10)

DRAFT C O N F I D E N T I A L A U G U S T 2 0 1 9 Discussion Materials P R O J E C T R A V E N

DRAFT C O N F I D E N T I A L D I S C U S S I O N M A T E R I A L S Disclaimer The information herein has been prepared by Lazard based upon information supplied by Vail and Raven or publicly available information, and portions of the information herein may be based upon certain statements, estimates and forecasts provided Vail and Raven with respect to the anticipated future performance of Raven, and provided Vail with respect to the anticipated future performance of Vail. We have relied upon the accuracy and completeness of the foregoing information, and have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of Vail, Raven or any other entity, or concerning solvency or fair value of Vail, Raven or any other entity. With respect to financial forecasts, we have assumed that they have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management of Vail and Raven as to the future financial performance of Vail or Raven, as applicable. We assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based. The information set forth herein is based upon economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, unless indicated otherwise. These materials and the information contained herein are confidential and may not be disclosed publicly or made available to third parties without the prior written consent of Lazard; provided, however, that you may disclose to any and all persons the U.S. federal income tax treatment and tax structure of the transaction described herein and the portions of these materials that relate to such tax treatment or structure. Lazard is acting as investment banker to the Special Committee of the Board of Directors of Vail, and will not be responsible for and will not provide any tax, accounting, actuarial, legal or other specialist advice.

DRAFT D I S C U S S I O N M A T E R I A L S VWAP Metrics and Implied Exchange Ratios ($ in millions, except per share values) Based on Vail Current Based on Vail VWAP Implied Exchange Implied Premium to Implied Premium to $180 $11.00 Implied Implied Ratio Consideration Raven Current Consideration Raven Current 175 10.50 170 10.00 165 9.50 160 9.00 155 8.50 150 8.00 49 30 Vail VWAP 20 Raven VWAP 10 1 0.064 0.062 0.060 0.058 0.056 0.054 0.052 49 30 20 10 1 Recent trading implies exchange ratio of ~0.055 Source: Company filings and FactSet as of 8/13/2019. 1 1 VWAP based on number of trading days. Days Exchange Ratio as of August 13, 2019 Days Current Share Price 0.053544 $8.460.0%$8.460.0% 5-Day VWAP 0.054231 $8.571.3%$8.530.9% 10-Day VWAP 0.054876 $8.672.5%$8.895.0% 20-Day VWAP 0.056005$8.854.6%$9.4611.8% Post-Q1 VWAP (48 Days) 0.061903$9.7815.6%$10.5725.0% Vail VWAP Raven VWAP Raven and Vail VWAP Comparison as of August 13, 20191 Exchange Ratios for Different VWAP Periods1

DRAFT D I S C U S S I O N M A T E R I A L S Total Value at Different Mixes of ($ in millions, except per share values) Consideration $14.75 $15.00 $15.25 $15.50 $2,747 ($11.60) $2,791 ($11.73) $2,835 ($11.86) $2,879 ($11.99) (Current) 2,779 ($11.71) 2,823 ($11.83) 2,867 ($11.96) 2,911 ($12.09) (10-Day VWAP) $2,779 ($11.70) $2,823 ($11.83) $2,867 ($11.96) $2,911 ($12.09) (Current) 2,812 ($11.81) 2,856 ($11.94) 2,900 ($12.07) 2,944 ($12.20) (10-Day VWAP) $2,852 ($11.94) $2,896 ($12.07) $2,940 ($12.20) $2,984 ($12.33) (Current) 2,887 ($12.06) 2,931 ($12.19) 2,975 ($12.31) 3,019 ($12.44) (10-Day VWAP) Source: Raven Management, Company filings and FactSet as of 8/13/2019. Note:Figures represent aggregate enterprise value with implied blended per share value in parentheticals. 2 Exchange Ratio to Class B Shares Valuing Vail Shares at Post-Q1 VWAP ($170.80, 53 Days) Valuing Vail Shares at 10-Day VWAP ($161.93) Valuing Vail Shares at Current Spot ($158.00) 0.0535 0.0549 0.0550 2,782 ($11.72) 2,826 ($11.84) 2,870 ($11.97) 2,914 ($12.10) 0.0560 2,806 ($11.79) 2,850 ($11.92) 2,894 ($12.05) 2,938 ($12.18) 0.0535 0.0549 0.0550 2,815 ($11.82) 2,859 ($11.95) 2,903 ($12.08) 2,947 ($12.21) 0.0560 2,840 ($11.90) 2,884 ($12.03) 2,928 ($12.16) 2,972 ($12.29) 0.0535 0.0549 0.0550 2,890 ($12.07) 2,934 ($12.20) 2,978 ($12.33) 3,022 ($12.45) 0.0560 2,916 ($12.15) 2,960 ($12.28) 3,004 ($12.41) 3,048 ($12.54) Cash Consideration Per Class A Share

DRAFT D I S C U S S I O N M A T E R I A L S Analysis of Various Offer Prices for Class ($ in millions, except per share values) A Shares Current Vail Bid Current Raven Ask Bid / Ask Spread Consideration for Basic Class A Shares Consideration for Options & RSU's Total Consideration for Class A Shareholders Consideration for Diamond Class B Shares at Proposed Exchange Ratio Total Consideration for Stake Not Owned by Vail Implied Aggregate Price per Share Implied Vail Fully Diluted Ownership Grossed Up Equity Value (Implied Value of 100%) (-) Net Cash 1 Enterprise Value $1,406 $1,430 $1,455 $1,479 $1,504 $1,529 $1,553 $148 82 449 462 476 490 503 517 531 $1,854 $1,892 $1,931 $1,969 $2,007 $2,046 $2,084 $230 $0 $1,141 $1,141 $1,141 $1,141 $1,141 $1,141 $1,141 $2,995 $11.46 14.5% $3,502 (808) $3,033 $11.59 14.4% $3,546 (808) $3,072 $11.72 14.4% $3,590 (808) $3,110 $11.84 14.4% $3,634 (808) $3,148 $11.97 14.4% $3,678 (808) $3,187 $12.10 14.4% $3,722 (808) $3,225 $12.23 14.4% $3,766 (808) $230 $0.78 $264 0 $2,694 $2,738 $2,782 $2,826 $2,870 $2,914 $2,958 $264 Memo Proposed Raven / Vail Exchange Ratio EV / FY 2021 Revenue (Vail Mgmt.) Premium to Current - Class A Shareholders (%) Blended Premium to Current - All Shareholders (%) 0.0550 3.37x 68% 24% 0.0550 3.42x 71% 25% 0.0550 3.48x 74% 26% 0.0550 3.53x 77% 27% 0.0550 3.59x 80% 27% 0.0550 3.64x 83% 28% 0.0550 3.70x 86% 29% Implied Consideration Per Share @ Current Market Total Consideration to Diamond Aggregate Impact Exchange Ratio Enterprise Value Sensitivity Current (0.0535x) 10-Day VWAP (0.0549x) 20-Day VWAP (0.0560x) 30-Day VWAP (0.0585x) Post-Q1 VWAP (0.0619x) $8.46 $8.67 $8.85 $9.25 $9.78 $1,111 1,138 1,162 1,214 1,284 --$28 51 103 173 $2,658 2,691 2,718 2,779 2,861 $2,702 2,735 2,762 2,823 2,905 $2,747 2,779 2,806 2,867 2,949 $2,791 2,823 2,850 2,911 2,993 $2,835 2,867 2,894 2,955 3,037 $2,879 2,911 2,938 2,999 3,081 $2,923 2,955 2,982 3,043 3,125 Implied Consideration Per Share @ Vail VWAP Total Consideration to Diamond Aggregate Impact Exchange Ratio Enterprise Value Sensitivity Current (0.0535x) 10-Day VWAP (0.0549x) 20-Day VWAP (0.0560x) 30-Day VWAP (0.0585x) Post-Q1 VWAP (0.0619x) $8.46 $8.89 $9.46 $9.87 $10.57 $1,111 1,167 1,242 1,296 1,388 --$56 132 185 277 $2,658 2,724 2,812 2,875 2,983 $2,702 2,768 2,856 2,919 3,027 $2,747 2,812 2,900 2,963 3,071 $2,791 2,856 2,944 3,007 3,115 $2,835 2,900 2,988 3,051 3,159 $2,879 2,944 3,032 3,095 3,203 $2,923 2,988 3,076 3,139 3,247 Source: Raven Management, Company filings and FactSet as of 8/13/2019. Note:Consideration for Diamond Class B Shares calculated using proposed exchange ratio of 0.0550. 3 1 Includes non-controlling interest of $671k as of May 3, 2019 and cash balance of $808.6m as of August 2, 2019. Offer Price for Class A Shares $14.25 $14.50 $14.75 $15.00 $15.25 $15.50 $15.75

DRAFT

DISCUSSION MATERIALS

Raven Valuation Summary – In-Vail View

($ in millions)

Methodology		In-Vail Metric	Enterprise Value (Low)	Enterprise Value (High)	Comments
Public Company Comparables	*CY'19 / FY'20 Revenue*	$735	$2,206	$4,045	• **Assumed Range**: 3.00x – 5.50x • **1st Quartile**: 3.26x | **Median**: 4.18x
	CY'20 / FY'21 Revenue	$800	$2,199	$3,798	• **Assumed Range**: 2.75x – 4.75x • **1st Quartile**: 2.89x | **Median**: 3.52x
Precedent Transactions	*LTM Revenue*	$696	$2,438	$4,005	• **Assumed Range**: 3.50x – 5.75x • **Oracle / Opower**: 3.53x • **Vista / Xactly**: 5.61x
	NTM Revenue	$767	$2,494	$3,646	• **Assumed Range**: 3.25x – 4.75x • **Oracle / Opower**: 3.25x • **Vista / Xactly**: 4.77x
Sum of the Parts	*Reportable Segments (FY'21)*	Subscription Revenue: $574 Services Gross Profit: $48	$2,440	$4,141	• **Assumed Ranges**: 4.00x – 6.50x FY'21 Subscription Revenue | 3.0 – 8.5x FY'21 Services GP
Discounted Cash Flow (Vail Management Projections)	*5 Years*	WACC: 9.75% - 11.00%	$3,621	$4,792	• **5-year DCF** • **Exit LTM EBIT (Pre-SBC)**: 18.5x – 23.5x
	11 Years	WACC: 9.75% - 11.00%	$3,683	$5,287	• **11-year DCF** • **Exit LTM EBIT (Pre-SBC)**: 12.5x – 17.5x
Reference: *Premiums Paid*	*Paid to All Shareholders*	Current Share Price: $8.46	$3,034	$3,591	• **Transactions where Target Exhibited Steep Drop from 52-Week High** • **Low: 50%, High: 70%**
Reference: *Analyst Price Targets*	*Price Per Share*	High: $21.00 Low: $12.00	$2,808	$5,767	• **Needham / Keybanc**: $21.00 • **Goldman Sachs**: $12.00

$2,750 *$3,000*

LAZARD

Source: *Company filings, Equity Research consensus and FactSet as of 8/13/19.*
Note: Valuations based on fully diluted shares outstanding (treasury stock method).
1 Assumes transaction closes on 10/31/19. Implied share price reflects forecasted balance sheet as of transaction close.

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DRAFT

DISCUSSION MATERIALS

Price Reaction Analysis of Selected Public Technology Transactions – With Leaks

($ per share)

Unaffected Date	Ann. Date	Acquiror	Target	Rumor	Unaffected Price	Target Post-Leak Share Price	Target Post-Leak % Above Unaffected Price	Final Offer Price Share Price	Final Offer Price % Above Post-Leak Price	Final Offer Price % Above Rumored Price
Strategic Transactions With Price Rumors										
1/3/2011	1/5/2011	Qualcomm	Atheros	*$45 offer price rumored*	$37.02	$44.00	19%	$45.00	2%	0%
8/30/2018	9/10/2018	Renesas	IDT	*~$43 offer price rumored; mentioned parties were in final stages of negotiation*	$37.84	$42.49	12%	$49.00	15%	14%
Strategic Transactions With No Price Rumor										
10/30/2016	11/2/2016	Broadcom	Brocade	*No price disclosed; mentioned Brocade in final stages of sale process*	$8.69	$10.60	22%	$12.75	20%	NA
11/3/2017	11/20/2017	Marvell	Cavium	*No price disclosed; mentioned the target would get "modest premium"*	$68.27	$76.43	12%	$84.14	10%	NA
1/22/2018	3/1/2018	Microchip	Microsemi	*No price disclosed; mentioned the target was exploring a sale*	$58.97	$62.35	6%	$68.78	10%	NA
3/27/2015	6/1/2015	Intel	Altera	*No price disclosed; mentioned that Intel was in advanced talks to acquire Altera*	$42.91	$44.12	3%	$54.00	22%	NA
Sponsor Transactions										
5/9/2016	5/31/2016	Vista	Marketo	*No price disclosed; mentioned Marketo was exploring strategic alternatives, including a sale*	$21.47	$26.77	25%	$35.25	32%	NA
10/8/2015	10/21/2015	Silver Lake / Thoma Bravo	solarwinds	*No price disclosed; mentioned a bid was provided by a 3rd party*	$41.88	$47.49	13%	$60.10	27%	NA

Source: *Company filings and FactSet as of 8/13/2019.*
Note: Target pre and post-leak metrics represent the closing prices on the unaffected date and one day after the unaffected date, respectively.

LAZARD

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